UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2007

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206 – 475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.2300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, we received the written resignation of Thornton Donaldson as our President, Secretary and Treasurer and we appointed Maya Vinogradov as President, Secretary and Treasurer in place of Thornton Donaldson. On the same date, we also appointed Maya Vinogradov as a director of our company.

On July 16, 2007, we received the written resignation of Thornton Donaldson as a director of our company.

Maya Vinogradov

Ms. Vonogradov has an Honors BA – Degree in Psychology/Philosophy Major/Minor from York University, Toronto, Ontario, Canada. She possesses business and administrative experience gained working as an instructor of Applied Behaviour Analysis in various organizations, notably The Children’s Foundation (Vancouver, B.C.), New Haven Learning Centre for Children (Etobicoke, Ontario), Kolburne Residential School, New Marlborough, Massachusetts.

Family Relationships

There are no family relationships with Maya Vinogradov and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Ms. Vinogradov, since the beginning of our last fiscal year, or any currently proposed transaction with Ms. Vinogradov, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

By: /s/ Maya Vinogradov

Name: Maya Vinogradov

Title:	President, Secretary and Treasurer

Dated: July 20, 2007

CW1320257.2